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                                                                    EXHIBIT 8.1



                                                   April 7, 2000


TRICOM, S.A.
Avenida Lope de Vega, No. 95
Santo Domingo, Dominican Republic


    RE:  REGISTRATION STATEMENT ON FORM F-3
    Matter:  662*200000306

Ladies and Gentlemen:

     Reference is hereby made to the prospectus, (the "Prospectus"), which constitutes part of the registration statement on Form F-3 ("Registration Statement") filed with the Securities and Exchange Commission by TRICOM, S.A. in connection with the registration for issuance and sale of up to 4,600,000 shares of TRICOM, S.A.'s Class A Common Stock, par value RD$10 per share ("Class A Common Stock"), under the Securities Act of 1933, as amended.

     We are of the opinion that the statements set forth under the caption "Tax Considerations--Dominican Republic Tax Considerations" in the
Prospectus constitute an accurate description, in general terms, of certain Dominican tax considerations that may be relevant to investors in the American Depositary Shares, each of which will represent one share of Class A Common Stock.

     We hereby consent to the reference to us contained under the heading "Tax Considerations--Dominican Republic Tax Considerations" in the Prospectus.

                                    Very truly yours,



                                    Leonel Melo